UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2010, (March 15, 2010)
iMEDIA INTERNATIONAL, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-50159	56-2428786
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
1721 21 st Street
Santa Monica, California 90404
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 453-4499
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry Into a Material Definitive Agreement.
On January 29, 2010, iMedia International, Inc. (the “Registrant”) entered into a financing agreement with an accredited investor, CH Trust, (the “Investor”), pursuant to which the Investor agreed to loan the Registrant $2,500,000 on or before March 12, 2010. This information was provided in Registrant’s 8K filing dated February 3, 2010. As of the end of business on March 12, 2010, Registrant was not in receipt of funding agreed to by CH Trust in the Letter of Intent, nor had there been any written or verbal cancellation of said agreement. Registrant has recognized as of the beginning of business March 15th, 2010, that financing has been delayed, through multiple communications with CH Trust principles. CH Trust has represented that funding remains imminent, but will now be received by Registrant after the March 12, 2010 date, but before any requirements of financial obligations set forth in Registrants’ previous filing dated February 3, 2010.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMEDIA INTERNATIONAL, INC.
By:	/s/ Henry Williamson
Henry Williamson
Chairman Chief Executive Officer Dated: March 18, 2010

3